                           OFFER TO PURCHASE FOR CASH
                 ALL OUTSTANDING SHARES OF CLASS A COMMON STOCK
                                       OF
                       MOBLEY ENVIRONMENTAL SERVICES, INC.
                                       AT
                               $.20 NET PER SHARE
                                       BY
                               GAP CAPITAL, L.L.C.
                             J. ROGER PIPES, MANAGER

-------------------------------------------------------------------------------
                 THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT
      12:00 MIDNIGHT, NEW YORK CITY TIME, ON MONDAY, JULY 12, 1999, UNLESS
                             THE OFFER IS EXTENDED.
-------------------------------------------------------------------------------



To Our Clients:

         Enclosed for your consideration is an Offer to Purchase dated June 11, 1999 (the "Offer to Purchase"), and a related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") relating to an offer by GAP Capital, L.L.C., a Texas limited liability company (the "Purchaser"), to purchase all outstanding shares of Class A common stock, par value $.01 per share (the "Class A Shares"), of Mobley Environmental Services, Inc., a Delaware corporation (the "Company"), at $.20 per Class A Share, net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the Offer. Also enclosed is the Letter to Stockholders of the Company from the Chairman and Chief Executive Officer of the Company accompanied by the Company's Solicitation/Recommendation Statement on Schedule 14D-9.

         WE ARE THE HOLDER OF RECORD OF CLASS A SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH CLASS A SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED TO TENDER CLASS A SHARES HELD BY US FOR YOUR ACCOUNT.

         We request instructions as to whether you wish to tender any or all the Class A Shares held by us for your account, pursuant to the terms and conditions set forth in the Offer.

         Your attention is invited to the following:

         1. The tender price is $.20 per Class A Share, net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the Offer.

         2. The Board of Directors of the Company has unanimously approved the Offer and determined that the Offer is fair to, and in the best interests of, the stockholders of the Company and recommends that the stockholders of the Company accept the Offer and tender their Class A Shares.

         3.       The Offer is being made for all outstanding Class A Shares.

         4. The Offer is being made pursuant to the Tender Offer Agreement dated as of June 4, 1999 (the "Tender Offer Agreement"), among the Purchaser and the Company pursuant to which, following the consummation of the Offer and the satisfaction or waiver of certain conditions, the Purchaser shall be entitled to designate a certain number of directors on the Company's Board of Directors, depending on the number of Class A Shares the Purchaser acquires pursuant to the Offer, as more fully described in the Offer to Purchase.

         5. In connection with the execution of the Tender Offer Agreement, certain holders of the Class B Shares have entered into a lock-up and voting agreement with the Purchaser (the "Lock-Up and Voting Agreement"), pursuant to which such stockholders have agreed to vote any and all of their Class A Shares and Class B Shares in favor of a 50,000 to 1 reverse stock split of the Class A Shares and Class B Shares (the "Reverse Split") in the event such a Reverse Split is to be voted on or otherwise approved at a meeting of holders of Class A Shares or Class B Shares and have agreed not to tender shares pursuant to the Offer.

         6. In order to induce the Purchaser to enter into the Tender Offer Agreement, simultaneously with the execution of the Tender Offer Agreement, the Company issued to Purchaser a warrant (the "Warrant"), pursuant to which the Company granted to the Purchaser an option to acquire a certain number of Class A Shares and Class B Shares upon the occurrence of certain events and in accordance with certain terms and conditions set forth in the Warrant.

         7. The Offer is conditioned upon, among other things, there being validly tendered and not withdrawn prior to the expiration of the Offer 2,662,975 Class A Shares.

         8. The Offer and withdrawal rights will expire at 12:00 Midnight, New York City time, on Monday, July 12, 1999, unless the Offer is extended by the Purchaser. In all cases, payment for Class A Shares accepted for payment pursuant to the Offer will be made only after timely receipt by the Depositary of certificates for such Class A Shares (or timely Book-Entry Confirmation of a transfer of such Class A Shares as described in Section 2 of the Offer to Purchase), a properly completed and duly executed Letter of Transmittal (or facsimile thereof) or an Agent's Message (as defined in the Offer to Purchase) in connection with a book-entry delivery and any other documents required by the Letter of Transmittal.

         9. The Purchaser will pay any stock transfer taxes with respect to the transfer and sale of Class A Shares to it or its order pursuant to the Offer, except as otherwise provided in Instruction 6 of the Letter of Transmittal.


         If you wish to have us tender any of or all your Class A Shares, please so instruct us by completing, executing, detaching and returning to us the instruction form set forth below. An envelope to return your instructions to us is enclosed. If you authorize tender of your Class A Shares, all such Class A Shares will be tendered unless otherwise specified below. Your instructions to us should be forwarded promptly to permit us to submit a tender on your behalf prior to the expiration of the Offer.

         The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Class A Shares in any jurisdiction in which the making or acceptance of the Offer would not be in compliance with the laws of such jurisdiction.

              INSTRUCTIONS WITH RESPECT TO THE OFFER TO PURCHASE
                ALL OUTSTANDING SHARES OF CLASS A COMMON STOCK
                                       OF
                       MOBLEY ENVIRONMENTAL SERVICES, INC.

          The undersigned acknowledges receipt of your letter enclosing the Offer to Purchase dated June 11, 1999, of GAP CAPITAL, L.L.C., a Texas limited liability company and the related Letter of Transmittal relating to shares of Class A common stock, par value $.01 per share (the "Class A Shares"), of Mobley Environmental Services, Inc., a Delaware corporation.

          This will instruct you to tender the number of Class A Shares indicated below held by you for the account of the undersigned on the terms and conditions set forth in such Offer to Purchase and the related Letter of Transmittal.


Dated:                        , 1999
       -----------------------

----------------------------------------
NUMBER OF CLASS A SHARES TO BE TENDERED*
             CLASS A SHARES
----------------------------------------



                                       ----------------------------------------


                                       ----------------------------------------
                                                     SIGNATURE(S)


                                       ----------------------------------------


                                       ----------------------------------------
                                                  PLEASE PRINT NAME(S)


                                       ----------------------------------------


                                       ----------------------------------------
                                             ADDRESS (INCLUDE ZIP CODE)


                                       ----------------------------------------


                                       ----------------------------------------
                                             AREA CODE AND TELEPHONE NO.


                                       ----------------------------------------


                                       ----------------------------------------
                                              TAXPAYER IDENTIFICATION OR
                                                   SOCIAL SECURITY NO.



----------------
*Unless otherwise indicated, it will be assumed that all your Class A Shares are to be tendered.